UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2015 (March 20, 2015)

CIG WIRELESS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53677	68-0672900
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11120 South Crown Way, Suite 1, Wellington, Florida 33414

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 701-8484

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On March 20, 2015, CiG Wireless Corp., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vertical Bridge Acquisitions, LLC, a Delaware limited liability company (“Parent”), and Vertical Steel Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions described therein, at the closing, Merger Sub will merge with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). As described below, the Merger Agreement contains a limited “go shop” provision that permits the Company to solicit alternative acquisition proposals from third parties through April 24, 2015 (the “Solicitation Period”), and, in certain circumstances, to continue to negotiate with third parties who submit alternative acquisition proposals during the Solicitation Period, through May 4, 2015.

The aggregate amount to be paid by Parent in connection with the closing of the transactions contemplated by the Merger Agreement, including the repayment of approximately $56.4 million in outstanding indebtedness of the Company, is estimated to be approximately $143.0 million (net of certain post-closing payment obligations). The aggregate consideration to be paid in cash upon the consummation of the Merger to the holders of the Company’s Capital Stock (as defined below) will be $127.5 million, plus reimbursement, dollar for dollar, for certain capital expenditures, including the acquisition of certain tower assets by the Company and its subsidiaries since June 30, 2014, and, for up to four months following the date of the Merger Agreement, a maximum of $200,000 per month of certain operating costs, plus or minus an adjustment for net working capital, minus any indebtedness of the Company and its subsidiaries, minus transaction costs of the Company and its subsidiaries, minus certain payments under the Company’s bonus compensation plan, minus certain severance costs in excess of $200,000, minus a $1.2 million adjustment amount, and plus or minus an adjustment for annualized cash flow deriving from the Company’s portfolio of towers (which is defined as “TCF” in the Merger Agreement), measured for the calendar month in which the closing takes place, to the extent it is greater or less than specified thresholds (the “Merger Consideration”). The Merger Consideration will be subject to a customary post-closing true-up mechanism with respect to the reimbursement of certain capital expenditures, the adjustment for net working capital and the transaction expenses of the Company and its subsidiaries, as estimates of these items will be used to calculate the Merger Consideration paid upon the consummation of the Merger.

Upon the closing of the Merger, the outstanding Capital Stock (as defined below) of the Company will either be converted into the right to receive a pro rata portion of the Merger Consideration, or cancelled for no consideration, as follows:

•	each outstanding share of Series A-1 Non-Convertible Preferred Stock, par value $0.00001 per share, of the Company (the “Series A-1 Preferred Stock”) will be converted into the right to receive a pro rata portion of the aggregate Series A-1 Preference Payment (as defined in the Certificate of Designation, Preferences and Rights relating to the Series A Preferred Stock (as defined below), as amended (the “Series A Certificate of Designation”)), which is currently calculated at $62.5 million;

•	each outstanding share of Series A-2 Convertible Preferred Stock, par value $0.00001 per share, of the Company (the “Series A-2 Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”) will be converted into the right to receive a pro rata portion of the Merger Consideration remaining after the payment of the aggregate Series A-1 Preference Payment, which is less than the Series A-2 Preference Payment (as defined in the Series A Certificate of Designation) in the amount of $82.4 million to which the holders of the Series A-2 Preferred Stock would otherwise be entitled;

•	each outstanding share of Series B 6% 2012 Convertible Redeemable Preferred Stock of the Company (the “Series B Preferred Stock”), including accrued but unpaid dividends thereon, will be canceled for no consideration; and

•	each outstanding share of common stock, par value $0.00001 per share, of the Company (the “Common Stock” and, collectively with the Series A Preferred Stock and Series B Preferred Stock, the “Capital Stock”) will be canceled for no consideration.

Because the aggregate liquidation preferences of the Series A Preferred Stock under the Series A Certificate of Designation, which is currently calculated at $144.9 million, is estimated to be approximately $64.3 million greater than the aggregate Merger Consideration, the Merger Agreement provides that no consideration will be payable in respect of the Series B Preferred Stock (including accrued but unpaid dividends thereon) or the Common Stock.

On November 9, 2014, the board of directors of the Company (the “Board”) established a special committee consisting solely of independent directors (the “Special Committee”) to, among other things, consider and evaluate the Merger and any alternative proposal to acquire the Company and make a recommendation to the Board with respect thereto. The Special Committee has determined that the Merger and the Transactions (as defined below) are advisable and are fair to, and in the best interests of, the Company and the holders of Company Capital Stock (other than Fir Tree (as defined below)) and (b) recommended to the Board that it approve the Merger Agreement, the Indemnification Agreement, the Support Agreement, the Funding Agreement (each as defined below), and the transactions contemplated by each of the foregoing (the “Transactions”).

The Board, in consideration of the unanimous recommendation of the Special Committee, has (i) determined that the terms of the Merger Agreement and the Merger are in the best interests of the Company and fair to the holders of Capital Stock, (ii) approved, adopted and declared advisable the Merger Agreement and the Merger and (iii) resolved to recommend to the holders of Capital Stock that such holders approve the Merger Agreement. The Merger Agreement and the transactions contemplated thereby, including the Merger, have been also approved by written consent of the holders of a majority of the Company’s voting Capital Stock (the “Written Consent”).

The Merger Agreement contains a limited “go shop” provision that permits the Company to solicit alternative acquisition proposals from third parties and provide non-public information and participate in discussions and negotiate with third parties with respect to alternative acquisition proposal during the Solicitation Period. In certain circumstances following the end of the Solicitation Period, the Company may continue to negotiate with any third party who submitted an alternative acquisition proposal during the Solicitation Period until May 4, 2015 (as such date may be extended, the “Window-Shop End Date”) if the Board has determined during the Solicitation Period that such alternative acquisition proposal is or could reasonably be expected to lead to a transaction more favorable to the holders of Company’s Capital Stock than the transactions contemplated by the Merger Agreement (a “Superior Proposal”). Under certain circumstances described in the Merger Agreement the Company may terminate the Merger Agreement to accept a Superior Proposal, subject to, among other things, payment to Parent of a termination fee (as described below). Other than as specified in this paragraph, the Company is generally not permitted to solicit any alternative acquisition proposals from third parties or to provide information to, or engage in discussions or negotiations with, third parties that have made or that might make an alternative acquisition proposal.

The Merger Agreement is subject to customary conditions to closing, including without limitation (i) the receipt of the Written Consent, which was delivered on March 20, 2015, following the execution of the Merger Agreement, (ii) at least twenty (20) calendar days having elapsed since the mailing of a definitive information statement regarding the Merger and other transactions contemplated by the Merger Agreement to the holders of the Company’s Capital Stock, and the consummation of the Merger being permitted under applicable securities laws, (iii) the absence of any laws or orders of any court or other governmental entity that would prevent the consummation of the Merger and (iv) the absence of any action by any governmental entity seeking to make illegal or otherwise restrain or prohibit the consummation of the Merger. Each party’s obligation to consummate the Merger is also subject to certain other conditions, including the accuracy of the other party’s representations and warranties and compliance by such other party with its covenants, in each case subject to customary materiality qualifiers.

The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition.

The Merger Agreement includes customary representations, warranties and covenants for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use commercially reasonable efforts to cause the Merger to be consummated. Until the effective time of the Merger or the earlier termination of the Merger Agreement, the Merger Agreement requires the Company to operate its business and the business of its subsidiaries in the ordinary course. In addition, the Company has agreed to certain other operating covenants, as more fully set forth in the Merger Agreement.

The Merger Agreement includes certain termination rights for each of the Company and Parent. Under specified circumstances, including termination by Parent as a result of certain uncured breaches by the Company, or termination by the Company to enter into a definitive agreement relating to a Superior Proposal during the Solicitation Period or prior to the Window-Shop End Date (as applicable), the Company will be required to pay Parent a $4.0 million fee (the “Company Termination Fee”), plus (in certain cases) reimbursement of up to $1.0 million in expenses. Under specified circumstances, including termination by the Company as a result of certain uncured breaches by Parent, Parent will be required to pay the Company a $4.0 million fee, plus (in certain cases) reimbursement of up to $1.0 million in expenses.

The foregoing description of the Merger Agreement and (to the extent applicable) the Series A Certificate of Designation is summary in nature, and therefore necessarily omits certain details contained therein; as such it is subject to and qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference, and (to the extent applicable) the Series A Certificate of Designation, as amended, which is incorporated by reference to Exhibit 3.7 to the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2013 and Exhibit 3.1 to this report.

The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement have been and will be made only as of specified dates for the purposes of the Merger Agreement, are solely for the benefit of the parties to the Merger Agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Pursuant to the terms of the Merger Agreement, the Company has the right to update the disclosures with respect to the representation, warranties and covenants contained therein for changes that arise after the date of the Merger Agreement.

Indemnification Agreement

Concurrently with the execution of the Merger Agreement, on March 20, 2015, the Company entered into an Indemnification and Joinder Agreement (the “Indemnification Agreement”) with Parent, Merger Sub, Vertical Bridge Holdco, LLC (“Holdco”), Fir Tree Capital Opportunity (LN) Master Fund, L.P. (“Fir Tree Capital”) and Fir Tree REF III Tower LLC (together with Fir Tree Capital, “Fir Tree”).

Under the Indemnification Agreement, Fir Tree agrees to indemnify Parent, Merger Sub and (following the effective time of the Merger) the Company, including certain related persons of each, against losses relating to certain (i) breaches of the Company’s and Fir Tree’s representations, warranties and covenants under the Merger Agreement and the Indemnification Agreement, (ii) tax liabilities and (iii) actions by holders of the Company’s Capital Stock relating to the Merger and the Merger Agreement, including actions regarding their statutory appraisal rights. Under the Indemnification Agreement, Parent agrees to indemnify Fir Tree, including certain related persons, against losses relating to certain breaches of Parent’s, Merger Sub’s and Holdco’s representations, warranties and covenants and Holdco agrees to be liable for certain of Parent’s payment obligations under the Merger Agreement. The foregoing indemnification obligations are each subject to certain thresholds and caps specified in the Indemnification Agreement. The Indemnification Agreement also specifies certain procedures governing indemnification claims.

The foregoing description of the Indemnification Agreement is summary in nature, and therefore necessarily omits certain details contained therein; as such it is subject to and qualified in its entirety by reference to the Indemnification Agreement, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, and as an inducement to the Company’s willingness to enter into the Merger Agreement, on March 20, 2015, the Company entered into a Support Agreement (the “Support Agreement”) with Fir Tree.

Under the Support Agreement, Fir Tree has agreed (i) to deliver the Written Consent within 24 hours after the execution of the Merger Agreement (which delivery occurred on March 20, 2015), (ii) to notify the Company promptly of any acquisition proposal received through the earlier of (a) the consummation of the Merger, or (b) termination of the Merger Agreement, and (iii) to cooperate reasonably with the Special Committee in responding to any inquiry, communication, offer, proposal or request and the taking of any other action by the Special Committee under Section 5.03 of the Merger Agreement, which sets forth the provisions relating to the “go shop.” The Support Agreement includes certain representations and warranties by Fir Tree, as well as indemnification provisions for breaches thereof (subject to applicable caps) and for payment of the Company Termination Fee and certain expense reimbursements.

The foregoing description of the Support Agreement is summary in nature and therefore necessarily omits certain details contained therein; as such it is subject to and qualified in its entirety by reference to the Support Agreement, which is attached as Exhibit 10.2 to this report and incorporated herein by reference.

Funding Agreement

Concurrently with the execution and delivery of the Merger Agreement, on March 20, 2015, the Company entered into a Funding Agreement (the “Funding Agreement”) with Fir Tree.

Pursuant to the Funding Agreement, Fir Tree has agreed to allocate a portion of the consideration it receives upon the closing of the Merger or an alternative third party transaction to the holders of the Series B Preferred Stock and Common Stock by depositing into an escrow account promptly after closing, the sum of $1.75 million plus 25% of the excess, if any, of consideration received over $150.0 million, subject to certain limitations. The portion of the escrow amount that will be allocated to the holders of the Series B Preferred Stock and Common Stock will be determined by the Special Committee of the Board prior to the closing of the relevant transaction. The entitlement of each holder of Series B Preferred Stock and Common Stock to receive their pro rata share of such escrow amount is subject to such holder’s completion of claims documentation, including a release of legal claims, which will be mailed to them after the closing of the relevant transaction.

The foregoing description of the Funding Agreement is summary in nature and therefore necessarily omits certain details contained therein; as such it is subject to and qualified in its entirety by reference to the Funding Agreement, which is attached as Exhibit 10.3 to this report and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Concurrently with the execution of the Merger Agreement, on March 20, 2015, the Company and Paul McGinn, President and Chief Executive Officer of the Company, entered into an Amendment No. 2 (the “Amendment”) to Mr. McGinn’s Employment Agreement, dated July 25, 2012, as amended by Amendment No. 1., dated August 1, 2013 (the “Employment Agreement”). The Amendment provides that the Company will pay Mr. McGinn a retention bonus of $900,000 on the date that is 12 months after the closing of the Merger, and an additional retention bonus of $300,000 on the date that is 18 months from the closing of the Merger, subject to Mr. McGinn’s continued employment with the Company through the applicable date (as described below).

In the event that Mr. McGinn’s employment is terminated either (i) by the Company without Cause (as defined in his Employment Agreement) or (ii) by Mr. McGinn for Good Reason, the Company will pay Mr. McGinn any then unpaid portion of the retention bonus within ten days of such termination. For purposes of the Amendment, “Good Reason” means (i) a material diminution in Mr. McGinn’s Base Salary (as defined in his Employment Agreement) or (ii) a failure by the Company to pay to Mr. McGinn any amounts due under his Employment Agreement within 30 days of the date such amounts are due to be paid, which failure is not cured by the Company within 30 days of written notice. In the event of any non-payment by the Company of any portion of the retention bonus when due, the Company will reimburse Mr. McGinn for his legal costs, including attorney’s fees, incurred in seeking the payment of such amount.

Notwithstanding anything in the Amendment to the contrary, the Amendment will be subject to, and effective upon, consummation of the transactions contemplated by the Merger Agreement. In the event the Merger Agreement is terminated in accordance with its terms, or the Merger does not close on or prior to December 31, 2015, the Amendment will terminate and be void.

The foregoing description of the Amendment is summary in nature and therefore necessarily omits certain details contained therein; as such it is subject to and qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.4 to this report and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

To the extent applicable, the information set forth under Item 1.01 with respect to the delivery of the Written Consent on March 20, 2015, the Indemnification Agreement, the Support Agreement and the Funding Agreement is incorporated into this Item 5.07 by reference.

Item 8.01. Other Events.

On March 20, 2015, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This filing contains various forward-looking statements, as defined by federal securities laws, which are based on the current expectations and assumptions of, and information currently available to, the Company’s management. When used in this report, the words “believe,” “expect,” “estimate,” “project,” “predict,” “forecast,” “plan,” “anticipate,” “target,” “outlook,” “envision,” “intend,” “seek,” “may,” “will,” or “should,” and similar expressions or words, or the negatives of those words, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and should be aware that the Company’s actual results could differ materially from those described in the forward-looking statements due to a number of factors, including, without limitation: uncertainties as to the timing of the Merger; the possibility that various closing conditions for the Merger may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; transaction costs; whether the Company will be able to obtain regulatory approvals, if required; and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the SEC including, without limitation, the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as such risk factors may have been updated by the Company’s subsequent filings with the SEC. Any forward-looking statements should be considered in light of these factors. Unless otherwise required by law, the Company undertakes no obligation, and expressly disclaims any obligation, to update or publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits

As described above, the following exhibits are furnished as part of this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 20, 2015, among CiG Wireless Corp., Vertical Bridge Acquisitions, LLC and Vertical Steel Merger Sub Inc.

3.1	Amendment to Certificate of Designation of Series A-1 Non-Convertible Preferred Stock and Series A-2 Convertible Preferred Stock of CiG Wireless Corp., dated as of February 10, 2015.

10.1	Indemnification and Joinder Agreement, dated as of March 20, 2015, among CiG Wireless Corp., Vertical Bridge Acquisitions, LLC, Vertical Steel Merger Sub Inc., Vertical Bridge Holdco, LLC, Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC.

10.2	Support Agreement, dated as of March 20, 2015, among CiG Wireless Corp., Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC.

10.3	Funding Agreement, dated as of March 20, 2015, among CiG Wireless Corp., Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC.

10.4	Amendment No. 2 to the Employment Agreement, dated as of March 20, 2015, between CiG Wireless Corp. and Paul McGinn.

99.1	Press Release of CiG Wireless Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIG WIRELESS CORP.

	By:	/s/ Paul McGinn
	Name:	Paul McGinn
	Title:	Chief Executive Officer

Date: March 23, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 20, 2015, among CiG Wireless Corp., Vertical Bridge Acquisitions, LLC and Vertical Steel Merger Sub Inc.

3.1	Amendment to Certificate of Designation of Series A-1 Non-Convertible Preferred Stock and Series A-2 Convertible Preferred Stock of CiG Wireless Corp., dated as of February 10, 2015.

10.1	Indemnification and Joinder Agreement, dated as of March 20, 2015, among CiG Wireless Corp., Vertical Bridge Acquisitions, LLC, Vertical Steel Merger Sub Inc., Vertical Bridge Holdco, LLC, Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC.

10.2	Support Agreement, dated as of March 20, 2015, among CiG Wireless Corp., Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC.

10.3	Funding Agreement, dated as of March 20, 2015, among CiG Wireless Corp., Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC.

10.4	Amendment No. 2 to the Employment Agreement, dated as of March 20, 2015, between CiG Wireless Corp. and Paul McGinn.

99.1	Press Release of CiG Wireless Corp.